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                                                                    EXHIBIT 12.1
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
                                 Q2 2003        Q2 2002          2002           2001           2000           1999
                               ------------   ------------   ------------   ------------   ------------   ------------
EARNINGS
Profit before tax............  $ 35,411,937   $ 35,809,574   $139,247,953   $(44,449,456)  $ 94,551,819   $260,680,199
Interest expense.............   (39,809,329)   (29,133,042)   (60,766,181)   (76,527,448)   (86,536,048)   (75,379,844)
Equity in (earnings)/losses
  of investees...............   (21,624,778)    (8,827,339)   (20,470,297)   (11,501,911)     5,064,433     30,425,685
Pre-tax income/(loss) from
  continuing operations
  before adjustment from
  minority interest &
  (earnings)/loss from equity
  investees                     (26,022,170)    (2,150,807)    58,011,475   (132,478,815)    (2,951,338)   215,726,040
Adds:
  Fixed charges..............    65,859,973     55,399,222    113,756,636    116,150,656    120,032,045    112,785,038
  Amortization of capitalized
    interest.................     3,239,626      3,197,630      6,450,212      6,015,808      5,493,449      4,965,929
  Losses @ Gtd Debt JV's.....            --             --             --             --             --    (35,150,911)
  Distributed income of
    equity investees.........     4,126,221      5,073,914      9,686,609      4,862,563      1,421,402        739,315
SUBTRACTS:
  Capitalized interest.......       384,389        447,804      1,186,161      1,871,913      5,986,831      7,517,430
  Preferred dividend of
    consolidated subs........    10,615,476     10,500,000     21,000,000     11,238,888             --             --
  Minority interest in
    pre-tax income of subs
    with no fixed charges                --             --             --             --             --             --
                               ------------   ------------   ------------   ------------   ------------   ------------
Net earnings.................  $ 36,203,785   $ 50,572,155    165,718,771   $(18,560,589)  $123,911,403   $291,547,981
                               ============   ============   ============   ============   ============   ============
FIXED CHARGES
Interest expense.............  $ 39,809,329   $ 29,133,042     60,766,181   $ 76,527,448   $ 86,536,048   $ 75,379,844
Capitalized interest.........       384,389        447,804      1,186,161      1,871,913      5,986,831      7,517,430
Amortization of deferred debt
  expense....................     1,008,124        641,353      1,374,508      1,296,329      1,329,325      1,779,840
Expense amortization of debt
  discount...................            --             --             --          6,784         11,628         50,303
Interest component of rental
  expense ( 1/3 of total rent
  expense)                       13,890,325     14,525,943     29,126,672     25,039,503     26,168,213     25,000,820
Dividends on preferred
  securities.................    10,615,476     10,500,000     21,000,000     11,238,888             --             --
Amortization of subscription
  fees on pref sec...........       152,330        151,080        303,114        169,791             --             --
Interest expense @ Gtd Debt
  JV's.......................            --             --             --             --             --      3,056,801
Interest component of rental
  expense @ Gtd Debt JV's
  ( 1/3 of total rent
  expense)                               --             --             --             --             --             --
                               ------------   ------------   ------------   ------------   ------------   ------------
Total fixed charges..........  $ 65,859,973   $ 55,399,222    113,756,636   $116,150,656   $120,032,045   $112,785,038
                               ============   ============   ============   ============   ============   ============
Ratio........................           0.5            0.9            1.5           (0.2)           1.0            2.6
Dollar amount of
  deficiency.................  $ 29,656,188   $  4,827,067                  $134,711,245

                                   1998
                               ------------
EARNINGS
Profit before tax............  $ 64,128,048
Interest expense.............   (72,150,535)
Equity in (earnings)/losses
  of investees...............    30,227,737
Pre-tax income/(loss) from
  continuing operations
  before adjustment from
  minority interest &
  (earnings)/loss from equity
  investees                      22,205,250
Adds:
  Fixed charges..............   113,283,565
  Amortization of capitalized
    interest.................     3,970,203
  Losses @ Gtd Debt JV's.....   (31,275,294)
  Distributed income of
    equity investees.........     2,233,146
SUBTRACTS:
  Capitalized interest.......    14,165,626
  Preferred dividend of
    consolidated subs........            --
  Minority interest in
    pre-tax income of subs
    with no fixed charges                --
                               ------------
Net earnings.................  $ 96,251,244
                               ============
FIXED CHARGES
Interest expense.............  $ 72,150,535
Capitalized interest.........    14,165,626
Amortization of deferred debt
  expense....................     1,683,190
Expense amortization of debt
  discount...................       232,320
Interest component of rental
  expense ( 1/3 of total rent
  expense)                       23,579,984
Dividends on preferred
  securities.................            --
Amortization of subscription
  fees on pref sec...........            --
Interest expense @ Gtd Debt
  JV's.......................     1,471,910
Interest component of rental
  expense @ Gtd Debt JV's
  ( 1/3 of total rent
  expense)                               --
                               ------------
Total fixed charges..........  $113,283,565
                               ============
Ratio........................           0.8
Dollar amount of
  deficiency.................  $ 17,032,321
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